EX-99.B-77Q1(e)

                           WADDELL & REED FUNDS, INC.

SUB-ITEM 77Q1(e)    Changes to the registrant's investment
                    advisory contract:

                  EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

                                  FEE SCHEDULE

A cash fee computed each day on net asset value for each Fund at the annual rates listed below:

Waddell & Reed Asset Strategy Fund

Net Assets                              Fee

Up to $1 billion                        0.70% of net assets

Over $1 billion and up to $2 billion    0.65% of net assets

Over $2 billion and up to $3 billion    0.60% of net assets

Over $3 billion                         0.55% of net assets

Waddell & Reed Growth Fund

Net Assets                              Fee

Up to $1 billion                        0.85% of net assets

Over $1 billion and up to $2 billion    0.83% of net assets

Over $2 billion and up to $3 billion    0.80% of net assets

Over $3 billion                         0.76% of net assets

Waddell & Reed High Income Fund

Net Assets                              Fee

Up to $500 million                      0.625% of net assets

Over $500 million and up to $1 billion  0.60% of net assets

Over $1 billion and up to $1.5 billion  0.55% of net assets

Over $1.5 billion                       0.50% of net assets

Waddell & Reed International Growth Fund

Net Assets                              Fee


Up to $1 billion                        0.85% of net assets

Over $1 billion and up to $2 billion    0.83% of net assets

Over $2 billion and up to $3 billion    0.80% of net assets

Over $3 billion                         0.76% of net assets

Waddell & Reed Limited-Term Bond Fund

Net Assets                              Fee

Up to $500 million                      0.50% of net assets

Over $500 million and up to $1 billion  0.45% of net assets

Over $1 billion and up to $1.5 billion  0.40% of net assets

Over $1.5 billion                       0.35% of net assets

Waddell & Reed Municipal Bond Fund

Net Assets                              Fee

Up to $500 million                      0.525% of net assets

Over $500 million and up to $1 billion  0.50% of net assets

Over $1 billion and up to $1.5 billion  0.45% of net assets

Over $1.5 billion                       0.40% of net assets

Waddell & Reed Science and Technology Fund

Net Assets                              Fee

Up to $1 billion                        0.85% of net assets

Over $1 billion and up to $2 billion    0.83% of net assets

Over $2 billion and up to $3 billion    0.80% of net assets

Over $3 billion                         0.76% of net assets

Waddell & Reed Total Return Fund

Net Assets                              Fee

Up to $1 billion                        0.70% of net assets

Over $1 billion and up to $2 billion    0.65% of net assets

Over $2 billion and up to $3 billion    0.60% of net assets

Over $3 billion                         0.55% of net assets